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                SECOND AMENDMENT TO FUND PARTICIPATION AGREEMENT

This Amendment is made as of March __, 2008 to the Fund Participation Agreement (the "Agreement") dated April 29, 2003, by and among MetLife Investors USA Insurance Company ("Company"), American Funds Insurance Series ("Series"), and Capital Research and Management Company ("CRMC").

The Agreement is amended as follows:

     1. Attachment A of the Agreement is hereby deleted in its entirety and replaced with Attachment A attached hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Fund Participation Agreement as of the date first above written.

                                        METLIFE INVESTORS USA INSURANCE COMPANY


                                        By:
                                            ------------------------------------
                                        Its: Vice President


                                        AMERICAN FUNDS INSURANCE SERIES


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------


                                        CAPITAL RESEARCH AND MANAGEMENT COMPANY


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

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                                  Attachment A

MetLife Investors USA Separate Account A        Form 8010
MetLife Investors USA Variable Life Account A   5E-46-06